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                                                                    Exhibit 99.2

                              Exhibit 24(b)(10)(a)

               Written Consent of Sutherland Asbill & Brennan LLP


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                              [S.A.B. Letterhead]


                                 April 24, 2002


Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
570 Carillon Parkway
St. Petersburg, FL 33716

          RE:    WRL Series Annuity Account
                 WRL Freedom Access
                 File No. 333-84773/811-5672

Gentlemen:


         We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (File No. 333-84773) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.




                                       Very truly yours,

                                       SUTHERLAND ASBILL & BRENNAN LLP



                                       By: /s/ Mary Jane Wilson-Bilik
                                           ------------------------------------
                                           Mary Jane Wilson-Bilik